CERTIFICATE OF AMENDMENT
                                                        TO
                                           CERTIFICATE OF INCORPORATION
                                                        OF
                                          HELSINKI CAPITAL PARTNERS, INC.
                                             (a Delaware corporation)





         HELSINKI CAPITAL PARTNERS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

         DOES HEREBY CERTIFY:

         FIRST: The following resolution has been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED,   that  the  Certificate  of  Incorporation  of  the
         Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:


         FIRST:  The name of the corporation is Skyframes, Inc.

         SECOND: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Law of the State of Delaware.

         IN WITNESS WHEREOF, HELSINKI CAPITAL PARTNERS, INC. has caused this certificate to be signed by its duly authorized officer, this 17th day of October, 2002.


HELSINKI CAPITAL PARTNERS, INC.




Jehu Hand, President and Secretary




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